Exhibit 99.1

eBay Inc. Announces Pricing $1.15 Billion Senior Unsecured Notes Offering

November 7, 2022

SAN JOSE, Calif., November 7, 2022 /PRNewswire/ -- eBay Inc. (Nasdaq: EBAY) (the “Company” or “eBay”) announced today the pricing of a $1,150,000,000 underwritten public offering of its senior unsecured notes, consisting of $425,000,000 of 5.900% Notes due 2025 (the “2025 Notes”), $300,000,000 of 5.950% Notes due 2027 (the “2027 Notes”) and $425,000,000 of 6.300% Notes due 2032 (the “2032 Notes”). The public offering price of the 2025 Notes is 99.883% of the principal amount, the public offering price of the 2027 Notes is 99.863% of the principal amount and the public offering price of the 2032 Notes is 99.934% of the principal amount, in each case plus accrued interest, if any. The offering is expected to close on November 22, 2022, subject to the satisfaction of customary closing conditions.

eBay intends to use all or a substantial portion of the net proceeds from the offering to redeem all outstanding floating rate notes due 2023 and 2.750% fixed rate notes due 2023, with any remaining net proceeds to be used for general corporate purposes, which may include capital expenditures, share repurchases, repayment of other indebtedness and possible acquisitions.

The offering is being made through an underwriting syndicate led by BofA Securities, Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC as joint book-running managers, and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Standard Chartered Bank, Mischler Financial Group, Inc., Penserra Securities LLC and Siebert Williams Shank & Co., LLC as co-managers. Copies of the prospectus supplement and prospectus related to the offering may be obtained by contacting BofA Securities, Inc., at: 200 North College Street, NC1-004-03-43, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com, Toll-Free: 1-800-294-1322; HSBC Securities (USA) Inc., by telephone at 1-866-811-8049; or Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, telephone 1-800-645-3751, or by email at wfscustomerservice@wellsfargo.com.

The offering is being made pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and these securities are only being offered by means of the prospectus supplement and prospectus related to the offering, which have been or will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities, in any state or other jurisdiction where, or to any person to whom, the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

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About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2021, eBay enabled over $87 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the planned closing of and expected use of proceeds from the company’s senior unsecured notes offering as described above. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including impacts from the ongoing war in Ukraine, rising inflation and interest rates, decreases in consumer confidence, the effects of COVID-19 on our business and operations and on the general economy, including effects on our sellers and customers, any regional or general economic downturn or crisis and any conditions that affect e-commerce growth or cross-border trade; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company’s ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage a large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on our marketplace platform; the company’s need and ability to manage regulatory, tax, data security and litigation risks; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

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